UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2018

GEOSPACE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 001-13601

Texas	76-0447780
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7007 Pinemont Drive, Houston, TX 77040

(Address of principal executive offices, including zip code)

(713) 986-4444

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01     Changes in Registrant’s Certifying Accountant.

On February 27, 2018, Geospace Technologies Corporation (the “Company”) notified BDO USA, LLP (“BDO”) that the Company was dismissing BDO as its independent registered accounting firm, effective February 27, 2018. The Company’s Audit Committee and the Board of Directors approved the dismissal of BDO as the Company’s independent registered public accounting firm. Effective February 27, 2018, the Company, after review and approval of the Company’s Audit Committee and Board of Directors, appointed and engaged RSM US LLP (“RSM”) as the Company’s new independent registered public accounting firm for and with respect to the fiscal year ending September 30, 2018.

The reports of BDO on the Company’s financial statements as of and for the fiscal years ended September 30, 2017 and 2016 did not contain an adverse opinion or a disclaimer of an opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit report of BDO on the effectiveness of our internal control over financial reporting as of September 30, 2017 and 2016 contained an adverse opinion on our internal control over financial reporting due to a material weakness regarding our failure to design and maintain controls over the classification of inventory, which resulted in a restatement.

During the Company’s two most recent fiscal years ended September 30, 2017 and 2016 and through the date, February 27, 2018, there were: (i) no disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreements in its reports on the consolidated financial statements of the Company and (ii) no “reportable events” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weakness reported in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2017 related to the Company’s lack of adequate controls concerning the classification of current assets with respect to inventories. The Audit Committee has discussed the subject matter of the foregoing material weakness with BDO, and the Company has authorized BDO to respond fully to any inquiries concerning such matters made by RSM.

The Company has provided BDO with a copy of this Form 8-K prior to its filing with the Securities and Exchange Commission (“SEC”) and requested that BDO furnish to the Company a letter addressed to the SEC stating that it agrees with the statements made above. A copy of BDO’s letter dated March 1, 2018 is attached as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recently completed fiscal years and through the date of the Company’s engagement of RSM, neither the Company nor anyone on behalf of the Company consulted with RSM regarding (i) the application of accounting principles to a specific completed or proposed transaction, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written or oral advice was provided by RSM that was an important factor considered by the Company in reaching a decision as to accounting, auditing or financial reporting issues or (ii) any matter that was either the subject of a disagreement or event, as set forth in Item 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

16.1	Letter from BDO USA, LLP to the Securities and Exchange Commission dated March 1, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPACE TECHNOLOGIES CORPORATION

Date: March 1, 2018	By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President, Secretary, and Chief Financial Officer